UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

CADENCE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33103	41-2142317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Cadence Pharmaceuticals, Inc. hosted a conference call on July 30, 2008, at 4:30 p.m. Eastern time to provide an update on the clinical development program for its Phase III product candidate, Acetavance™.

The conference call transcript is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A webcast replay of the conference call will remain available on Cadence’s website, www.cadencepharm.com, for fifteen days.

The information in this Current Report on Form 8-K, including the transcript attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing this information, Cadence makes no admission as to the materiality of any information in this report. The information contained in the transcript is summary information that is intended to be considered in the context of Cadence’s other filings with the SEC and other public announcements that Cadence makes, by press release or otherwise, from time to time. Cadence undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Cadence cautions you that statements included in this report, including the transcript attached hereto as Exhibit 99.1, that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding: The FDA’s concurrence with Cadence’s proposal that, assuming positive results, the Acetavance clinical development plan will be sufficient for submitting an NDA, and that the company will not need to conduct any additional pivotal efficacy clinical trials; Cadence’s belief that the advice received from the FDA will have positive implications for the company and its Acetavance clinical development program; the company’s interpretation of the results of completed clinical trials, including its belief that published studies will provide strong support for an NDA for Acetavance; the company’s expectations for the breadth of the labeling claims that may be available for Acetavance, if approved; the timeframes in which Cadence expects to complete enrollment in ongoing clinical trials and submit an NDA for Acetavance; and the company’s belief that there is a significant unmet need and market for Acetavance. The inclusion of forward-looking statements should not be regarded as a representation by Cadence that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Cadence’s business, including, without limitation: the FDA may require the company to complete additional clinical, non-clinical or other requirements prior to submitting an NDA, or in order to obtain approval of an NDA; Cadence’s clinical trials may produce negative or inconclusive results, or may be inconsistent with previously conducted clinical trials; the outcomes of final analyses of data from the clinical trials of Acetavance may vary from the initial analyses, and the FDA may not agree with the company’s interpretation of those results; the clinical trial data Cadence submits with the NDA may demonstrate inadequate therapeutic efficacy for Acetavance, and adverse side effects may be more prevalent or more severe than anticipated; Cadence may experience delays in completing important pre-commercialization manufacturing development activities for Acetavance, such as the production of batches required to perform stability studies, and the company may be required to perform additional pre-clinical or clinical testing as a result of changes to the manufacturing process; the market potential for Acetavance may be less than anticipated, and the product may not compete successfully against existing or new products for treating pain and fever; Cadence’s patent rights for Acetavance are limited to a specific formulation of acetaminophen, and the market opportunity for this product candidate may be limited by a lack of patent protection for the active ingredient; the company may require substantial additional funding to complete its development program and, if approved, to successfully launch Acetavance, and Cadence may not be able to raise sufficient capital when needed, or at all; and other risks detailed in Cadence’s prior press releases as well as in the company’s periodic public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Cadence undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Conference Call Transcript, dated July 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008	CADENCE PHARMACEUTICALS, INC.

	By:	/s/ William R. LaRue
	Name:	William R. LaRue
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Conference Call Transcript, dated July 30, 2008